UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015

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Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 3, 2015 RMS Titanic, Inc. (the “Company”) a subsidiary of Premier Exhibitions, Inc. entered into a Full and General Mutual Release Settlement and Confidentiality Agreement (the “Agreement”) with Seaventures, LTD (SV). The Agreement settles litigation between the Company and  SV in the  Circuit Court  for   Orange Country, Florida.

The Agreement requires RMST  to pay SV the agreed sum of Four Hundred Twenty-Five Thousand Dollars ($425,000), as follows: $75,000 to SV on or before April 10, 2015; $100,000 on or before March 1, 2016; $100,000 on or before March 1, 2017; and $150,000 on or before March 1, 2018. In addition the Company must stage at least two Joint Exhibitions with SV within 24 months from the date of execution of the Agreement in which SV is entitled to a portion of the net revenues or $1 per ticket sold depending on the location of the exhibition.  Each of the parties to the Agreement executed mutual general releases.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Full and General Mutual Release Settlement and Confidentiality Agreement, dated April 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little Interim Chief Executive Officer and Chief Financial Officer

Date: April 8, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Full and General Mutual Release Settlement and Confidentiality Agreement, dated April 3, 2015